CONSULTING AGREEMENT

This Consulting Agreement (herein referred to as "Agreement") is made and entered into as of this December 15, 2016 (the "Effective Date"), by and between Monopar Therapeutics Inc. (herein referred to as "Monopar"), a Delaware limited liability corporation, located at corporation, located at 5 Revere Dr., Suite 200, Northbrook, IL 60062, and Kim.R. Tsuchimoto (herein referred to as "TSUCHIMOTO") who resides at # (each herein referred to as "Party" and collectively as "Parties").

RECITALS

WHEREAS, TSUCHIMOTO specializes in the field of finance and strategy, including but not limited to: pre-IPO readiness, internal and external financial reporting, SEC and Nasdaq compliance, internal controls , forecasting/budgeting; and

WHEREAS, Monopar desires to contract with TSUCHIMOTO to provide certain consultation services, as requested by Monopar, and TSUCHIMOTO wishes to provide such services to Monopar, upon the terms and conditions set forth below.

NOW, TIIEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties agree as follows:

1.
Consulting Arrangement. TSUCHIMOTO agrees to perform consulting services as described herein upon the terms and conditions herein set forth.

2.
Term of Agreement. Subject to the provision for early termination set forth below in Section 5 of this Agreement, this Agreement shall commence as of the Effective Date and shall continue for a period of twelve (12) months from the Effective Date (the "Term"). Either Party may terminate this Agreement without cause with 10-days' prior written notice.

3.
Duties of TSUCHIMOTO.

3.1
Specific Duties. TSUCHIMOTO shall provide consulting services to Monopar, such duties to include, managing finances and accounting, investor and public relations, financial reporting, preparation and management of public trading or listing, SEC or other regulatory body financial reporting and compliance, with such other specific requirements as Monopar may specify from time to time during the Term (herein referred to as the "Services").

3.2
TSUCHIMOTO's Obligations. TSUCHIMOTO shall be diligent in the performance of Services, and be professional in her commitment to meeting her obligations hereunder. TSUCHIMOTO represents and warrants that TSUCHIMOTO is not party to any other existing agreement, which any of them would prevent her from entering into this Agreement or which would adversely affect this Agreement. TSUCHIMOTO shall not perform Services for any other individuals or entities in direct competition with Monopar, except as provided for by mutual written agreement of the Parties. TSUCHIMOTO shall not perform services for any party which would require or facilitate the unauthorized disclosure of any confidential or proprietary information of Monopar.

3.3
Reporting. TSUCHIMOTO will report to and liaise with Chandler Robinson, M.D., and Christopher M. Starr, Ph.D. and/or any other assigned Monopar employee or consultant as may be designated in writing by Monopar.

3.4
Compensation. Monopar shall pay TSUCHIMOTO a cash retainer of $5,000 per month not to exceed $60,000 for the period of this Agreement, unless modified in writing by mutual agreement amongst the Parties.

TSUCHIMOTO shall not be reimbursed, and is responsible for the facilities and equipment necessary to perform Services required under this Agreement.

4.
Reimbursement of Other Expenses. So long as Monopar's prior approval has been obtained, Monopar shall promptly reimburse TSUCHIMOTO for all direct expenses incurred in providing the Services to Monopar pursuant to this Agreement, including travel, meals and lodging. The invoice submitted by TSUCHIMOTO pursuant to this Section 4 shall also include a detail of all reimbursable expenses incurred during the period covered by such invoice.

5.
Termination of Agreement - Failure to perform. In the event that TSUCHIMOTO ceases to perform the Services or breaches its obligations as required hereunder for any reason, Monopar shall have the right to immediately terminate this Agreement upon notice to TSUCHIMOTO and to enforce such other rights and remedies as it may have as a result of said breach.

6.
Certain Liabilities. It is understood and agreed that TSUCHIMOTO shall be acting as an independent contractor and not as an agent or employee of, or partner, joint venturer or in any other relationship with Monopar. TSUCHIMOTO will be solely responsible for all her insurance, employment taxes, FICA taxes and all obligations to governments or other organizations arising out of this consulting assignment. TSUCHIMOTO acknowledges that no income, social security or other taxes shall be withheld or accrued by Monopar for TSUCHIMOTO's benefit. TSUCHIMOTO assumes all risks and hazards encountered in the performance of duties under this Agreement. Unless Monopar has provided prior written approval, TSUCHIMOTO shall not use any sub-contractors to perform TSUCHIMOTO's obligations hereunder. TSUCHIMOTO shall be solely responsible for any and all injuries, including death, to all persons and any and all loss or damage to property, which may result from performance under this Agreement.

7.
Indemnities. TSUCHIMOTO hereby agrees to indemnify Monopar and hold Monopar harmless from and against all claims (whether asserted by a person, firm, entity or governmental unit or otherwise), liabilities, losses, damages, expenses, charges and fees which Monopar may sustain or incur arising out of or attributable to any breach, gross negligence or willful misconduct by TSUCHIMOTO, as applicable, in the performance under this Agreement. Monopar hereby agrees to indemnify TSUCHIMOTO and hold TSUCHIMOTO harmless from and against all liabilities, losses, damages, expenses, charges and fees which TSUCHIMOTO may sustain or incur by reason of any claim which may be asserted against TSUCHIMOTO by any person, firm, corporation or governmental unit and which may arise out of or be attributable to any gross negligence or willful misconduct by Monopar or its employees or contractors, as applicable, in the performance of this Agreement.

8.
Warranties. The Services shall be performed in a professional manner, consistent with industry standards. In performing the Services, TSUCHIMOTO shall not make any unauthorized use of any confidential or proprietary information of any other party or infringe the intellectual property rights of any other party. ·

9.
Arbitration. Any controversy or claim between Monopar and TSUCHIMOTO arising out of or relating to this Agreement, or the breach thereof, shall be submitted to arbitration in accordance with the rules of the American Arbitration Association. The site of the arbitration shall be Chicago, Illinois, and except as provided herein the arbitration shall be conducted in accordance with the Rules of the American Arbitration Association prevailing at the time the demand for arbitration is made hereunder. At least one member of the arbitration panel shall be a financial expert knowledgeable in the area of biopharmaceutical corporate compliance. Judgment upon any award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction and shall be binding and final. The cost of arbitration shall be borne by the losing Party, as determined by the arbitrator(s).

10.
Confidential Information. TSUCHIMOTO has executed the attached confidential disclosure agreement referenced herein as Appendix A prior to commencement of the Services. TSUCHIMOTO hereby represents and warrants that the obligations thereunder shall be binding.

11.
Inventions. TSUCHIMOTO agrees that all ideas, developments, suggestions and inventions conceived or reduced to practice arising out of or during the course of performance under this Agreement shall be the exclusive property of Monopar and shall be promptly communicated and assigned to Monopar. TSUCHIMOTO shall require any employees of or other parties contracted by TSUCHIMOTO to disclose the same to TSUCHIMOTO and to be bound by the provisions of this paragraph. During the period of this Agreement and thereafter at any reasonable time when called upon to do so by Monopar, TSUCHIMOTO shall require any employees of or other parties contracted by TSUCHIMOTO to execute patent applications, assignments to Monopar (or any designee of Monopar ) and other papers and to perform acts which Monopar believes necessary to secure to Monopar full protection and ownership of the rights in and to the services performed by TSUCHIMOTO and/or for the preparation, filing and prosecution of applications for patents or inventions made by any employees of or other parties contracted by TSUCHIMOTO hereunder. The decision to file patent applications on inventions made by any employees of or other parties contracted by TSUCHIMOTO shall be made by Monopar and shall be for such countries, as Monopar shall elect. Monopar agrees to bear all the expense in connection with the preparation, filing and prosecution of applications for patents and for all matters provided in this paragraph requiring the time and/or assistance of TSUCHIMOTO as to such inventions.

12.
Miscellaneous.

12.l Notice. Any notices to be given hereunder by either Party to the other may be effectuated, in writing, by personal delivery or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed to the parties at the following addresses:

If to Monopar:                                            Monopar Therapeutics Inc.
                                                                                         5 Revere Dr., Suite 200
                                                                                         Northbrook, IL, 60062
        Attention: Chandler Robinson, MD MBA MSc
            Email: #

If to TSUCHIMOTO:                                Kim R. Tsuchimoto
#
  Email: #

or at such other addresses as either Monopar or TSUCHIMOTO may designate by written notice to each other. Notices delivered personally shall be deemed duly given on the date of actual receipt; mailed notices shall be deemed duly given as of the fourth day after the date so mailed.

12.2
Waiver of Breach. The waiver by either Party to a breach of any provision in this Agreement cannot operate or be construed as a waiver of any subsequent breach by either Party. ·

12.3
Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed modified to the extent necessary to make it valid or enforceable, or if it cannot be so modified, then severed, and the remainder of the Agreement shall continue in full force and effect as if the Agreement had been signed with the invalid portion so modified or severed.

12.4
Choice of Law. This Agreement has been made and entered into in the State of Illinois, and the laws of such state, excluding its choice of law rules, shall govern the validity and interpretation of this Agreement and the performance due hereunder. The losing party in any dispute hereunder shall pay the attorneys' fees and disbursements of the prevailing party.

12.5
Integration. The drafting, execution and delivery of this Agreement by the Parties have been induced by no representations, statements, warranties or agreements other than those expressed herein. This Agreement embodies the entire understanding of the Parties, and there are no further or other agreements or understandings, written or oral, in effect between the Parties relating to the subject matter hereof unless expressly referred to herein.

12.6
Modification. This Agreement may not be modified unless such is in writing and signed by both Parties to this Agreement.

12.7
Assignment. TSUCHIMOTO shall not be permitted to assign this Agreement to any other person or entity without the prior written consent of Monopar. TSUCHIMOTO hereby agrees that Monopar shall be permitted to assign this Agreement to any affiliate of Monopar. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties.

12.8
Survival. The provisions of Sections 7, 8, 9, 10, and 11 shall survive expiration or termination of this Agreement for any reason. Expiration or termination of this Agreement shall not affect Monopar's obligations to pay any amounts that may then be due to TSUCHIMOTO.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

ACCEPTED AND AGREED TO:

Kim R. Tsuchimoto

/s/ Kim R. Tsuchimoto
   Kim R. Tsuchimoto
MONOPAR THERAPEUTICS INC.

/s/ Chandler Robinson
BY: CHANDLER ROBINSON
ITS: CHIEF EXECUTIVE OFFICER

APPENDIX A

See executed CDA attached

MONOPARTHERAPEUTICS LLC
CONFIDENTIAL DISCLOSURE AGREEMENT

AGREEMENT between Kim Tsuchimoto ('' Recipient”) ) and Monopar Therapeutics LLC (“Monopar").

For purposes of this Agreement, the term "Recipient'' shall include, individually and/or collectively the partners, directors. officers, employees, agents, and/or representatives of Kim Tsuchimoto.

In consideration for the mutual agreements contained herein and the other provisions of this Agreement, the receipt of which is hereby acknowledged by the parties. the parties hereto agree as follows:

I. Scope of Confidential Information

·'Confidential Information" means, subject to the other provisions of this Section:

(a) all information, whether oral or written, disclosed by Monopar that is described in Schedule A under "Description of Confidential Information” Confidential Information may relate to the activities or property of Monopar or any of Monopar's members. directors, officers, employees, consultants, agents, representatives or affiliated entities (collectively, ·'Associated Persons"); and

( ) any written material prepared by Recipient or Recipient's partners,

directors, officers, employees, agents, representatives or affiliated entities (collectively, ''Associated Persons") containing any other Monopar Confidential Information.

·'Confidential Information'' does not include information that: (i) was available to Recipient (free of any confidentiality obligation in favor of Monopar) prior to disclosure of such information by Monopar to Recipient; (ii) is made available to Recipient from a third party which (at the time of such availability) was not, to Recipient's knowledge, subject to a confidentiality obligation with respect to such information; (iii) is made available to third parties by Monopar without restriction on the disclosure of such information, (iv) is or becomes available to the public on or after the date of this Agreement (other than as a result of disclosure prohibited by any confidentiality obligation contained herein): or (v) is developed independently by Recipient or its Associated Persons without intended disclosure or (ii) if prior notice is not permitted or practicable under the circumstances, prompt notice of such disclosure.

3.
Certain Right s and Limitations

(a)            All Confidential Information shall remain the property of Monopar. The provision of Confidential Information hereunder shall not transfer any right, title or interest in such information to Recipient. Monopar does not gram any express or implied right to Recipient to or under Monopar's patents, copyrights, trademarks. trade secret information or other proprietary rights.

(b)            Recipient agrees to adhere to all applicable laws and regulations relating to the export of technical data received hereunder.

(c)            This Agreement imposes no obligations on either party to purchase, sell, license, transfer or otherwise transact in any technology, services or products. This Agreement does not create any agency or partnership relationship between the parties hereto.

4.
Remedies

(a)            Upon Monopar's reasonable request, Recipient agrees to return promptly to Monopar all Confidential Information that is in writing and in the possession of Recipient and, upon written request, to certify the return or destruction (at Monopar's option) of all Confidential Information.

(b)            Recipient agrees that monetary damages may not be an adequate remedy for improper disclosure or use of Confidential Information, that Monopar, upon breach of this contract, shall be entitled to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction, without waiving any other right or remedy, and that Recipient shall not resist an application for such relief on the ground that Monopar has an adequate remedy at law.

5.
Miscellane o us

(a) Except where expressly indicated otherwise, the words  "written" or reference to the Confidential Information.

Recipient agrees that it will not disclose to Monopar or to any of its employees or consultants any confidential. proprietary, patented.

copyrighted, or trade secret information, or any other form of protectable intellectual property, regardless of whether such information is the property of Recipient itself or of some other individual or organization.

2. Use and Disclosure of Confidential Information

(a)          Recipient agrees: (i) to preserve the confidentiality of Confidential Information; (ii) to use and/or permit the use of Confidential information onyr for the purpose of, and to the extent necessary for, evaluating a business relat1onsh1p between the parties and, if such a relationship is consummated, carrying out such relationship: (iii) to disclose Confidential Information to, and to permit the use of Confidential Information by, only such persons within Recipient who Recipient reasonably determines need to know such information in connection with the activities described in (ii) above; and (iv) to use reasonable care to maintain the confidentiality of Confidential (information, provided that such care hall be at least as great as the precautions taken by Recipient to protect its own confidential and/or proprietary information.

(b)            Notwithstanding anything to the contrary herein, Recipient is free to make (and this Agreement does not restrict) disclosure of any Confidential Information in a judicial, legislative, or administrative investigation .or proceeding or to a government or other regulatory agency; provided that, to the extent permitted by, and practicable under, the circumstances, Recipient provides to Monopar (i) prior notice of the

"in writing" shall include, but not be limited to, written or printed documents, electronic and facsimile transmissions and computer disks or tapes (whether machine or user readable).

(b) In the event that any one or more of the provisions of this Agreement will for any reason be held to be invalid, illegal or unenforceable by a court of competent jurisdiction, the remaining provisions of this

Agreement will be unimpaired, and the invalid, illegal or unenforceable pr?v1s1on will be replaced by a mutually acceptable provision, which being valid, legal or enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(c)
No amendment or alteration of the terms of this Agreement shall be effective unless made in writing and executed by both parties hereto.

(d)            A failure or delay in exercising any right in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right will! not be presumed to preclude any subsequent or further exercise of that right or the exercise of any other right. Any modification or waive of any provision of this Agreement shall not be effective unless made in writing. Any such waiver shall be effective only in the specific instance and for the purpose given.

This Agreement and its enforcement shall be governed by and construed in accordance with, the laws of the State of Illinois without regard to conflicts-of-law principles.

(SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF. the parties hereto have executed this Agreement.

·'RECIPIENT'"                                                                                                                                                                                                      ' MONOPAR"

/s/ Kim R. Tsuchimoto
By Kim R. Tsuchimoto
Title: Individual

Date: April 21, 2015

Notices hereunder shall be sent to: #

Monopar Therapeutics LLC

By: /s/ Chandler D. Robinson
Name: Chandler D. Robinson
Date: April 21, 2015

Notices hereunder shall be sent to: #

SCHEDULE A

Description of Confidential Information Disclosed by Monopar:

(a) The identity of the projects and compounds that Monopar is researching; (b) the methods of research and research collaborators being used to pursue these projects and compounds; (c) the (known or putative) mechanism of action of any of these compounds; (d) any techniques used by Monopar to discover, develop, produce, purify, or test any of these compounds; and (e) any non-public scientific, business, or financial information pertaining to Monopar, its projects, or compounds, including all documents and agreements already signed or currently being negotiated with Cancer Research UK and Cancer Research Technology).